Exhibit 99.1

ProCap Financial to Become First Publicly Traded Agentic Finance Firm Following Agreement to Acquire CFO Silvia, Inc.

●	Company announces agreement to acquire CFO Silvia, Inc. in shareholder-friendly deal structure to scale one of the leading AI agent labs in finance

●	Combined Company will have more than $30 billion in assets on the platform with thousands of multi-millionaire users

●	ProCap Financial deleverages by repurchasing $135 million of its outstanding convertible notes

NEW YORK, NY – February 9, 2026 – Artificial intelligence is a supersonic tsunami hurling towards the U.S. economy. Upon impact, millions of jobs will be destroyed. Financial security will disappear. And economic despair will be pervasive.

We don’t have to accept this fate.

ProCap Financial, Inc. (Nasdaq: BRR) (“ProCap Financial” or the “Company”) today announced its plan to become the first publicly traded agentic finance firm and unveiled its mission to “help independent investors make money.” ProCap Financial believes it is imperative to harness the power of artificial intelligence to create financial abundance for every human on earth before artificial intelligence creates financial pain for those same people.

ProCap Financial’s solution to the existential threat of AI is to build the most accurate and valuable AI models and agents for finance. With an army of efficient AI agents, rather than thousands of human employees, the Company will be able to offer unique products and services to help independent investors create personal wealth.

To execute on this plan, ProCap Financial has entered into an agreement to acquire CFO Silvia, Inc. (“Silvia”), a leading AI agent lab exclusively focused on finance. Silvia’s consumer product is free for all users and currently has proprietary AI agents answering queries from digital-native, wealthy users.

Since its public launch in May 2025, Silvia has achieved the following milestones:

●	More than $30 billion in assets on the platform

●	Average user has a net worth exceeding $2.5 million

●	Average user has connected 12+ accounts

●	94% of users interact with Silvia’s AI features

“The most powerful agentic AI companies are being built behind closed doors in private markets, accessible to only a small group of insiders, leaving public investors on the sidelines,” said Anthony Pompliano, Chairman and CEO of ProCap Financial. “We are excited to change that by bringing an agentic AI platform into the public markets through this transaction, while at the same time giving independent investors direct access to technology designed to help them make money. Our goal is simple: deliver superhuman intelligence to everyday investors so they can make money.”

Compelling benefits of BRR moving forward:

●	First publicly traded agentic finance firm: A modern finance firm that prioritizes automation and AI agents instead of human headcount.

●	Retail access to a fast-growing start-up: Silvia is an incredibly fast-growing AI platform that places ProCap Financial at the intersection of the two most powerful forces in finance: AI and Bitcoin.

●	5,000+ Bitcoin on Company balance sheet: Bitcoin continues to serve as part of long-term capital allocation strategy

●	Shareholder-friendly deal structure: Consideration for this transaction only benefits Silvia shareholders if ProCap Financial’s stock price increases by more than 400%, aligning incentives with the interests of public shareholders.

Mr. Pompliano continued, “Everyone is underestimating how destructive AI will be. At ProCap Financial, we are laser-focused on winning the arms race against the machines. We must act now to help many more people build wealth before this technology inflicts economic pain and destruction. This is one of the most critical challenges of our time.”

Transaction Details

On February 8, 2026, the Company entered into a definitive merger agreement (“Agreement”) with Silvia pursuant to which the Company agreed to acquire Silvia, subject to the satisfaction of customary closing conditions, including approval by the Company’s shareholders (the “Proposed Transaction”).

Under the terms of the Agreement, the Company will acquire Silvia in an all-stock transaction, which is subject to the Company achieving significant equity milestones, namely, 50% of the equity consideration is subject to a lockup until the Company’s stock price reaches $9.00. The remaining 50% of the equity consideration is forfeited if the Company’s stock price does not cross $9.00 per share in the first five years.

The acquisition is subject to a shareholder vote, which is currently expected to occur by the end of the first quarter of 2026. If approved, the Proposed Transaction is expected to close shortly thereafter.

Following the close of the Proposed Transaction, Shain Noor, Silvia’s Co-Founder, will assume the role of Chief Technology Officer for ProCap Financial, responsible for growing the Silvia product and overseeing all technology products across the Company.

Updated Company Balance Sheet

As of today, the Company has 5,007 Bitcoin, $72 million in cash, and $100 million outstanding from its convertible note offering, which was reduced from $235 million upon settlement of the repurchase.

ProCap Financial will be releasing fiscal year December 31, 2025 earnings on February 18, 2026 after market close. A pre-recorded video will be released at https://investors.procapfinancial.com/ in lieu of a conference call.

About ProCap Financial

ProCap Financial is the first publicly traded agentic finance firm. The Company’s mission is to help independent investors make money. Founded in 2025, the Company raised more than $750 million from leading investors and is traded on Nasdaq under the symbol BRR. Visit www.procapfinancial.com for more information.

About Silvia

CFO Silvia, Inc. (“Silvia”) is an AI agent lab exclusively focused on finance. Using Silvia’s consumer product, investors can connect their stocks, bonds, crypto, real estate, cars, collectibles, precious metals, and private investments to the platform. Silvia then uses proprietary AI agents to analyze and track portfolios, provide personalized financial insights, conduct scenario planning, analyze documents, and more in real time.

IMPORTANT LEGAL INFORMATION

In connection with the Proposed Transaction by and among ProCap Financial, CFO Silvia, and Silvia Merger Sub, Inc., a Delaware corporation, ProCap Financial plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement of ProCap Financial (the “Proxy Statement”) in connection with Proposed Transaction. The definitive proxy statement and other relevant documents will be mailed to stockholders of ProCap Financial as of a record date to be established for voting on the Proposed Transaction and other matters as described in the Proxy Statement. ProCap Financial will also file other documents regarding the Proposed Transaction with the SEC. This communication does not contain all of the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF PROCAP FINANCIAL AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH PROCAP FINANCIAL’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTION AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT PROCAP FINANCIAL, SILVIA AND THE PROPOSED TRANSACTION.

Investors and security holders will also be able to obtain copies of the Proxy Statement and all other documents filed or that will be filed with the SEC by ProCap Financial, without charge, once available, on the SEC’s website at www.sec.gov, or by directing a request to: ProCap Financial Inc. at 600 Lexington Ave., Floor 2, New York, NY 10022.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION OR ANY RELATED TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in Solicitation

Silvia, ProCap Financial and their respective directors, executive officers, certain of their shareholders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from ProCap Financial’s stockholders in connection with the Proposed Transaction. A list of the names of such persons, and information regarding their interests in the Proposed Transaction and their ownership of ProCap Financial’s securities are, or will be, contained in ProCap Financial’s filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of ProCap Financial’s stockholders in connection with the Proposed Transaction is contained in the Proxy Statement. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This communication and the information contained herein is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of Silvia or ProCap Financial, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the financial position, business strategy and the plans and objectives of management for our future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve significant risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” set forth in the Company’s proxy statement/prospectus included in Company’s Registration Statement on Form S-4 (File No. 333-290365), initially publicly filed with the SEC on September 18, 2025, as amended, or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Report on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

This press release is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

MEDIA CONTACT

Erica Chase

press@procapfinancial.com

INVESTOR CONTACT

investors@procapfinancial.com